UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reportedly): December 23, 2008

                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

      Florida                            2-11102                    59-1564329
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
of Incorporation)                                            Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrants telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 7.01 Regulation FD

     On December 23, 2008, the Company received notification from its Re-marketing Agent that its City of Montgomery, AL Series 1997 and Series 2002 Industrial Revenue Bonds with an approximate aggregate balance of $3,825,000, were sold to various bondholders. As previously disclosed, these bonds were tendered back to the Company during October 2007 resulting in a default interest rate of approximately 7% per annum. As a result of the re-marketing, the current interest rate is approximately 2% per annum and will adjust weekly, based on prevailing trends in the tax exempt interest market. These bonds continue to be backed with a Letter of Credit from Regions Bank. Under the terms of the Letter of Credit, Regions Bank is obligated to pay the bondholders, if tendered. There has been no default on these bonds. It is our understanding that this tender was the result of liquidity needs of the various bondholders. The re-marketing of the bonds is indicative of the public's confidence in the Company and its lender, Regions Bank.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 24, 2008
                                      Ocean Bio-Chem, Inc.


                                      /s/ Jeffrey S. Barocas
                                      Jeffrey S. Barocas
                                      Vice President - Finance and
                                      Chief Financial Officer